Exhibit 10.1

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of November 7, 2016, by and among Adeptus Health Inc., a Delaware corporation (the “Company”), and the Purchasers named on the signature pages hereto (collectively, the “Purchasers”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in Section 5 of this Agreement.

PRELIMINARY STATEMENTS

On October 31, 2016, the Company and the Purchasers entered into that certain Agreement for Investment for Preferred Shares (the “Commitment Agreement”) pursuant to which the Company agreed to issue and sell, and the Purchasers, severally and not jointly, agreed to purchase, up to an aggregate of 27,500 shares of Series A Preferred Stock (as defined below) for an aggregate purchase price of up to $27,500,000, in each case, subject to the conditions set forth therein including, among other things, the execution and delivery of this Agreement.

On November 1, 2016, Adeptus Health LLC entered into two amendments to the Credit Agreement, dated as of October 6, 2015 by and among First Choice ER, LLC, as borrower, Adeptus Health LLC, as guarantor, the other guarantors party thereto, the lenders party thereto and Bank of America, N.A., in its capacity as administrative agent for such lenders, one of which provides for an additional $25 million of committed term loans, subject to the conditions set forth therein, and the other of which provides for a $5 million increase in revolving commitments, subject to the conditions set forth therein.  The execution of these amendments were a condition to the purchase of the Series A Preferred Stock under the Commitment Agreement.

AGREEMENTS

The parties hereto agree as follows:

SECTION 1.                            AUTHORIZATION AND CLOSING.

1.01                        Authorization.  Prior to the Closing, the Company shall have authorized the sale and issuance to the Purchasers of an aggregate of 27,500 shares of its Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).  As of the Closing, the Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Designation of the Series A Preferred Stock set forth on Exhibit A attached hereto (the “Certificate of Designation”).

1.02                        Purchase and Sale of the Series A Preferred Stock.  Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall issue to the Purchasers, severally and not jointly, and, subject to the terms and conditions set forth herein, each Purchaser, severally and not jointly, shall acquire from the Company, shares of Series A Preferred Stock at a price of $1,000 per share.  The number of shares to be acquired by each of the Purchasers at the Closing is set forth on Exhibit B attached hereto.

1.03                        Closing.  The closing of the purchase and sale of the Series A Preferred Stock to be purchased by the Purchasers hereunder (the “Closing”) shall take place at the offices of DLA Piper LLP (US) in Chicago, Illinois, effective at 10:00 a.m. local time on the date hereof, by the exchange of .PDF electronic documents.  At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Series A Preferred Stock purchased by such Purchaser, registered in such Purchaser’s name, upon payment of the purchase price therefor.  The purchase price shall be paid by wire transfer in immediately available funds. As set forth in the Commitment Agreement, the obligation of each Purchaser to fund its purchase price shall be conditional upon the concurrent funding by each other Purchaser hereunder.

SECTION 2.                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to the Purchasers to enter into this Agreement and purchase the Series A Preferred Stock, the Company hereby represents and warrants to each Purchaser that as of the Closing:

(a)                                 Certificate of Designation. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware as of the Closing.

(b)                                 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(c)                                  Authority. All corporate action required to be taken by the Company in order to authorize the Company to enter into this Agreement, and to issue the shares of Series A Preferred Stock at the Closing, has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)                                 Valid Issuance of the Shares. The shares of Series A Preferred Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Certificate of Designation, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e)                                  No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Securities Exchange Act of 1934) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over such party; and (ii) except as would not have an adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which such party is a party, with such party’s articles of incorporation or code of regulations (if applicable), or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of such party or cause the acceleration or termination of any obligation or right of such party or any other party thereto. Other than with respect to the last sentence of Section 1.03 above, the conditions to Closing set forth in paragraph 2 of the Commitment Agreement have been satisfied.

(f)                                   No Brokers. Other than the engagement of Houlihan Lokey Capital, Inc. as financial advisor to the Special Committee, the Company neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

(g)                                  Capitalization.

(i)                                     The Company has filed the Certificate of Designation with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as of the Closing. Immediately prior to the consummation of the transactions to be effected at the Closing (after giving effect to the filing and effectiveness of the Certificate of Designation with the Delaware Secretary), the authorized capital stock of the Company will be 80,000,000 shares of stock, consisting of (i) 10,000,000 of Preferred Stock (including 27,500 shares of Series A Preferred Stock), none of which are be issued and outstanding or held in treasury, (ii) 50,000,000 shares of Class A Common Stock and (ii) 20,000,000 shares of Class B Common Stock.

(ii)                                  None of the Company or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective Affiliates, as to whom the Company makes no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Series A Preferred Stock. None of the Company or its Affiliates or any Person acting on any of their behalf (other than the Purchasers and their respective assignees, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Series A Preferred Stock.

(h)                                 No Other Representations. The Company has not made, or will be deemed to have made, any representation or warranty in connection with this Agreement or the transaction contemplated hereby other than as expressly made in this Section 2.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

As a material inducement to the Company to enter into this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company that as of the Closing:

(a)                                 Authorization; No Conflict. The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Securities Exchange Act of 1934) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over such party; and (ii) except as would not have an adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which such party is a party, with such party’s articles of incorporation or code of regulations (if applicable), or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of such party or cause the acceleration or termination of any obligation or right of such party or any other party thereto.

(b)                                 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Series A Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account (or the account of one or more of such Purchaser’s Affiliates), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series A Preferred Stock.  Purchaser has not been formed for the specific purpose of acquiring the shares of Series A Preferred Stock.

(c)                                  Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Series A Preferred Stock with the Company’s management.  The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Purchasers to rely thereon.

(d)                                 Restricted Securities. The Purchaser understands that the shares of Series A Preferred Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the shares of Series A Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series A Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the shares of Series A Preferred Stock.  As applicable, the Purchaser either (i) has a preexisting business or personal relationship with the Company and/or any of its officers, directors or controlling persons or (ii) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of Series A Preferred Stock.  The Purchaser (i) has no need for liquidity in the Purchaser’s investment represented by the shares of Series A Preferred Stock purchased hereby, (ii) is able to bear the substantial economic risks of such investment for an indefinite period and (iii) at the present time, can afford a complete loss of such investment.

(e)                                  No Public Market. The Purchaser understands that no public market now exists for the shares of Series A Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the shares of Series A Preferred Stock.

(f)                                   Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)                                  No Implied Representations or Warranties.  Other than as set forth herein, the Purchaser is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the shares of Series A Preferred Stock.  The Purchaser has consulted, to the extent deemed appropriate, with the Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Series A Preferred Stock.

(h)                                 No Brokers. The Purchaser neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 4.                            MISCELLANEOUS.

4.01                        Use of Proceeds.  The Company shall use the proceeds of the transactions contemplated hereby to acquire limited liability company interests in Adeptus Health LLC with economic terms mirroring those of the Series A Preferred Stock (including rights to dividends and rights and obligations relating to redemptions). The Company shall cause Adeptus Health LLC to use such proceeds for working capital and general corporate purposes.

4.02                        Legend.  Each Purchaser acknowledges that each certificate for Series A Preferred Stock issued to such Purchaser shall be imprinted with a legend in substantially the following form:

“The securities represented by this certificate were originally issued on [         , 2016] and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The securities may not be transferred except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws. The transfer and redemption of the securities represented by this certificate are subject to the conditions and restrictions specified in the Certificate of Designation dated as of [         , 2016] (as amended and modified from time to time) and the Amended and Restated Certificate of Incorporation of the Company dated June 25, 2014 (as amended and modified from time to time).”

For each Purchaser that is or may be deemed to be an Affiliate of the Company, each certificate for Series A Preferred Stock issued to such Purchaser shall also be imprinted with the following additional legend:

“The securities represented by this certificate are held by an Affiliate of the Company as defined in Rule 144 promulgated under the Securities Act, and may only be sold or otherwise transferred in compliance with the requirements of Rule 144 or pursuant to a registration statement under the Securities Act or an exemption from such registration.”

4.03                        Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.04                        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

4.05                        Counterparts.  This Agreement may be executed in two (2) or more counterparts (including by means of telecopied signature pages), any one (1) of which need not contain the signatures of more than one (1) party, but all such counterparts taken together shall constitute one and the same agreement.

4.06                        Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by way of limitation.

4.07                        Governing Law.  This Agreement shall be governed by the corporate law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.08                        Venue.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States federal or Delaware state courts sitting in the Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

4.09                        Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.  The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury.  Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

4.10                        Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Commitment Agreement.

4.11                        No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties who are signatories hereto, and no Person not a party hereto shall have any rights hereunder.

4.12                        Expenses.  At Closing, the Company shall pay the reasonable fees and expenses of the Purchasers (including fees of counsel to such Purchasers) incurred in connection with the transactions contemplated herein, in an aggregate amount not to exceed $75,000.

SECTION 5.                            DEFINITIONS.

For the purposes of this Agreement, the following terms have the meanings set forth below:

5.01                        “Affiliate” shall have the meaning set forth in Rule 144 promulgated under the Securities Act.

5.02                        “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

5.03                        “Securities Act” means the Securities Act of 1933, as amended.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

ADEPTUS HEALTH INC.

By:	/s/ Frank R. Williams, Jr.
Name:	Frank R. Williams, Jr.
Title:	Executive Vice President and CFO

SCP III AIV THREE-FCER CONDUIT, L.P.

BY: SC PARTNERS III, L.P., ITS GENERAL PARTNER

BY: STERLING CAPITAL PARTNERS III, LLC, ITS GENERAL PARTNER

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	General Counsel

SCP III AIV THREE - FCER, LP

BY SC PARTNERS III, L.P., ITS GENERAL PARTNER

BY STERLING CAPITAL PARTNERS III, LLC, ITS GENERAL PARTNER

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	General Counsel

/s/ Thomas S. Hall
Name: Thomas S. Hall

/s/ L. Richard Covert
Name: L. Richard Covert

/s/ Jacob J. Novak
Name: Jacob J. Novak

Exhibit A

Certificate of Designation

[To be inserted]

Exhibit B

Series A Preferred Stock to be Purchased

Series A Preferred Stockholders	Number of Shares	$

SCP III AIV THREE-FCER, L.P.	4,313	$4,313,000
SCP III AIV THREE-FCER CONDUIT, L.P.	3,187	$3,187,000
THOMAS S. HALL	5,000	$5,000,000
L. RICHARD COVERT	7,500	$7,500,000
JACOB J. NOVAK	7,500	$7,500,000

TOTAL	27,500	$27,500,000